Exhibit 99.1

For Immediate Release

     For more information, contact:

Darin Janecek, Chief Financial Officer
Phone: (414) 973-4539
Email: janecek@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Announces Acquisition of Ready2Ride, Inc.

ARI will provide both OEM and aftermarket fitment data to nearly 10,000 dealers in the powersports industry.

Milwaukee, Wis., August 20, 2012 – ARI Network Services, Inc. (OTCBB: ARIS), a leader in creating, marketing, and supporting SaaS and DaaS solutions that connect consumers, dealers, distributors, and manufacturers in select vertical markets, announced today that it has acquired the assets of Ready2Ride Inc., of Floyds Knobs, Ind., the first-to-market and leading provider of enhanced aftermarket fitment data for the powersports industry. Terms of the transaction were not disclosed.

“This acquisition is consistent with our strategy to grow the business both organically and through acquisitions. It strengthens our position as the premier provider of solutions that drive sales on dealer websites and across parts counters,” said Roy W. Olivier, President and CEO of ARI.   “Ready2Ride is the first to market an aftermarket fitment data service to the powersports industry.  Working together, we will accelerate the development of new solutions that are natural additions to dealers’ parts counters and websites,” added Olivier. “We believe this will help our customers dramatically increase online and in-store sales of aftermarket parts, garments and accessories.” According to Olivier, ARI will begin marketing these products to approximately 10,000 dealers in fiscal year 2013. Additionally, ARI plans to launch the product to the marine industry during ARI’s fiscal year 2014.

"We share a common vision about the future and the critical role fitment data plays in driving retail and eCommerce transactions," said Jamie Longacre, President of Ready2Ride. “We are delighted to be joining forces with ARI. In addition to continuing to provide excellent service to our customers, including the world’s largest online auction and online retailer, we now have the resources to accelerate innovation and enhance the value and scope of services across the industry.”

“While we do not expect the acquisition to have a significant impact on earnings per share in our current fiscal year, we do expect the acquisition to drive organic revenue growth in fiscal year 2013 and be accretive to shareholders beginning in fiscal year 2014,” said Darin Janecek, Chief Financial Officer of ARI.

 “This acquisition underscores our ongoing commitment to help our customers efficiently service and sell more whole goods, parts, garments and accessories, locally and globally. We’re excited to welcome Ready2Ride’s team and are confident that the combined business will accelerate our growth,” added Olivier.

About ARI

ARI Network Services, Inc. (“ARI” or the “Company”) is a leader in creating, marketing, and supporting software, software as a service (“SaaS”) and data as a service (“DaaS”) solutions that enhance revenue and reduce costs for our customers. Our innovative, technology-enabled solutions connect the community of consumers, dealers, distributors, and manufacturers to help our customers efficiently service and sell more whole goods, parts, garments, and accessories (“PG&A”) worldwide in selected vertical markets that include powersports, outdoor power equipment, marine, and white goods. We estimate that approximately 18,000 equipment dealers, 125 manufacturers, and 150 distributors worldwide leverage our technology to drive revenue, gain efficiencies and increase customer satisfaction.

For more information on ARI, please visit www.arinet.com.

Private Securities Litigation Reform Act

Statements in this news release that are not of a historical nature are considered "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward‐looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward‐looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flow. The forward‐looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward‐looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2011, filed with the Securities and Exchange Commission earlier today. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.